As filed with the Securities and Exchange Commission on March 3, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Adamas Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	42-1560076
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

1900 Powell Street, Suite 750

Emeryville, CA 94608

(510) 450-3500

(Address of principal executive offices) (Zip code)

Adamas Pharmaceuticals, Inc. 2014 Equity Incentive Plan

Adamas Pharmaceuticals, Inc. 2014 Employee Stock Purchase Plan

(Full title of the plan)

Gregory Went, Ph.D.

Chief Executive Officer and Chairman of the Board of Directors

Adamas Pharmaceuticals, Inc.

1900 Powell Street, Suite 750

Emeryville, CA 94608

(510) 450-3500

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Robert L. Jones

Kenneth L. Guernsey

Danielle E. Naftulin

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share
— 2014 Equity Incentive Plan	701,763	(2)(3)	$16.98	(6)	$11,915,936	$1,385
— 2014 Employee Stock Purchase Plan	175,440	(4)(5)	$16.98	(6)	$2,978,972	$347
Total	877,203				$14,894,908	$1,732

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of Adamas Pharmaceuticals, Inc. (the “Registrant”) that become issuable under the 2014 Equity Incentive Plan (the “2014 Plan”), and the 2014 Employee Stock Purchase Plan ( the “2014 ESPP,” and collectively with the 2014 Plan, the “Plans”) set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant’s common stock.

(2)	Represents additional shares of the Registrant’s common stock reserved for future issuance under the 2014 Plan by reason of the automatic increase provision of the 2014 Plan.

(3)

The number of shares reserved for issuance under the 2014 Plan will automatically increase on January 1st each year, starting on January 1, 2015 and continuing through January 1, 2024, by four percent (4%) of the total number of shares of the Registrant’s common stock outstanding on December 31st of the immediately preceding calendar year. Notwithstanding the foregoing, Registrant’s board of directors may act prior to January 1st of a given year to provide that there will be no January 1st increase in the shares reserved for issuance under the 2014 Plan for such year or that the increase for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(4)	Represents additional shares of the Registrant’s common stock reserved for future issuance under the 2014 ESPP by reason of the automatic increase provision of the 2014 ESPP.

(5)

The number of shares reserved for issuance under the 2014 ESPP will automatically increase on January 1st each year, starting on January 1, 2015 and continuing through January 1, 2024, by the lesser of (a) one percent (1%) of the total number of shares of the Registrant’s common stock outstanding on December 31st of the preceding calendar year, and (b) 520,000 shares of Common Stock. Notwithstanding the foregoing, Registrant’s board of directors may act prior to January 1st of a given year to provide that there will be no January 1st increase in the shares reserved for issuance under the 2014 ESPP for such year or that the increase for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(6)

Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $16.98, the average of the high and low prices of the Registrant’s common stock as reported on The NASDAQ Global Market on February 26, 2015.

EXPLANATORY NOTE

Adamas Pharmaceuticals, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional (a) 701,763 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable to eligible persons under the 2014 Equity Incentive Plan, which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Form S-8 filed on April 18, 2014 (File No. 333-195384) and (b) 175,440 shares of Common Stock issuable to eligible persons under the 2014 Employee Stock Purchase Plan, which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Form S-8 filed on April 18, 2014 (File No. 333-195384).

PART II

ITEM 3.                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Registration Statement on Form S-8 (File No. 333-195384) filed by the Registrant with the Securities and Exchange Commission on April 18, 2014 is incorporated by reference into this Registration Statement.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.                EXHIBITS

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of Adamas Pharmaceuticals, Inc.

4.2(2)	Amended and Restated Bylaws of Adamas Pharmaceuticals, Inc.

4.3(3)	Form of Common Stock Certificate of Adamas Pharmaceuticals, Inc.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1(4)	Adamas Pharmaceuticals, Inc. 2014 Equity Incentive Plan and Form of Stock Option Grant Notice and Option Agreement.

99.2(5)	Adamas Pharmaceuticals, Inc. 2014 Employee Stock Purchase Plan.

(1)                                 Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 15, 2014, and incorporated by reference herein.

(2)                                 Filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 15, 2014, and incorporated by reference herein.

(3)                                 Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-194342), filed with the Securities and Exchange Commission on March 26, 2014, and incorporated by reference herein.

(4)                                 Filed as Exhibit 10.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-194342), filed with the Securities and Exchange Commission on April 7, 2014, and incorporated herein by reference.

(5)                                 Filed as Exhibit 10.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-194342), filed with the Securities and Exchange Commission on March 26, 2014, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Emeryville, State of California, on March 3, 2015.

ADAMAS PHARMACEUTICALS, INC.

By:	/s/ GREGORY WENT
Gregory Went
Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory Went and William Dawson, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GREGORY WENT	Chief Executive Officer and Chairman	March 3, 2015
Gregory Went	(Principal Executive Officer)

/s/ WILLIAM DAWSON	Chief Financial Officer	March 3, 2015
William Dawson	(Principal Financial and Accounting Officer)

/s/ RICHARD BOOTH	Director	March 3, 2015
Richard Booth

Director
Martha Demski

/s/ WILLIAM ERICSON	Director	March 3, 2015
William Ericson

/s/ SARA GROOTWASSINK LEWIS	Director	March 3, 2015
Sara Grootwassink Lewis

/s/ IVAN LIEBERBURG	Director	March 3, 2015
Ivan Lieberburg, M.D., Ph.D.

/s/ DAVID MAHONEY	Director	March 3, 2015
David Mahoney

/s/ JOHN MACPHEE	Director	March 3, 2015
John MacPhee, MPH

EXHIBIT INDEX

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of Adamas Pharmaceuticals, Inc.

4.2(2)	Amended and Restated Bylaws of Adamas Pharmaceuticals, Inc.

4.3(3)	Form of Common Stock Certificate of Adamas Pharmaceuticals, Inc.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1(4)	Adamas Pharmaceuticals, Inc. 2014 Equity Incentive Plan and Form of Stock Option Grant Notice and Option Agreement.

99.2(5)	Adamas Pharmaceuticals, Inc. 2014 Employee Stock Purchase Plan.

(1)                                 Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 15, 2014, and incorporated by reference herein.

(2)                                 Filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 15, 2014, and incorporated by reference herein.

(3)                                 Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-194342), filed with the Securities and Exchange Commission on March 26, 2014, and incorporated by reference herein.

(4)                                 Filed as Exhibit 10.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-194342), filed with the Securities and Exchange Commission on April 7, 2014, and incorporated herein by reference.

(5)                                 Filed as Exhibit 10.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-194342), filed with the Securities and Exchange Commission on March 26, 2014, and incorporated herein by reference.